Exhibit 15.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-232089) pertaining to the 2019 Share Option Plan of Luckin Coffee Inc. of our report dated February 22, 2019, with respect to the consolidated financial statements of Luckin Coffee Inc., included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ernst & Young Hua Ming LLP
Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
June 30, 2021